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                                                                          424(c)
                                                                       333-39806

                              PROSPECTUS SUPPLEMENT


     The Prospectus dated July 12, 2000 of MAX Internet Communications, Inc. is hereby supplemented by replacing the table under "Selling Stockholders" on page 5 with the following revised table:

                           Number of Shares                                                      Number of Shares
Beneficially Owned         of Common Stock           Percentage        Number of Shares          of Common Stock
Name of                    Beneficially Owned        of Common         of Common Stock           Offered Following
Selling Stockholder        Prior to the Offering     Stock             Sold Hereby               the Offering (1)
-------------------        ---------------------     ---------         -----------------         ------------------

Boxer Partners, LLC                   1,860,662      9.99%             3,114,552                        0
Millennium Partners, L.P.             1,175,718      6.65%             3,349,839                        0
RAM Capital Resources, LLC               90,438      0.53%                90,438(2)                     0
Cranshire Capital, L.P.                 254,745      2.16%               450,705                        0
EURAM Cap Strat. "A" Fund Ltd.          137,170      2.16%               242,687                        0
Wall Street Consultants, Inc.           113,461      0.66%               113,461                        0
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(1)  Assumes sale of all shares offered hereby.

(2) Millennium Partners, L.P. transferred a portion of its warrants to its financial adviser on June 26, 2000.